Exhibit 99.3

ANNOUNCEMENT	April 7, 2026
Tamboran Resources Corporation (NYSE: TBN, ASX: TBN)

Pricing of Public Offering of Common Stock

Highlights

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Tamboran Resources today priced its previously announced underwritten public offering of 2,956,602 shares of Common Stock at a price to the public of US$35.00. The Company has granted the underwriters a 30-day option to purchase up to an additional 443,491 shares of our Common Stock.

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The gross proceeds from the underwritten offering are expected to be US$103.5 million, exclusive of any proceeds that may be received in connection with the exercise of the underwriter’s option to purchase additional shares.

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The net proceeds of the Offerings will be applied to fund the additional drilling in the Pilot Area, resource delineation in the Orion Acreage and the Beetaloo Central Development Area, drilling in the EP 161 acreage, working capital and other general corporate purposes.

•	The offering is expected to close on April 9, 2026, subject to customary closing conditions.

•	RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the underwritten offering.

Other Information

The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under Tamboran’s name or from the joint book-running managers as follows:

RBC Capital Markets, LLC Attention: Equity Capital Markets 200 Vesey Street, New York, NY 10281 By telephone at 877-822-4089 By email at equityprospectus@rbccm.com	Wells Fargo Securities, LLC 90 South 7th Street, 5th Floor, Minneapolis, MN 55402 By telephone at 800-645-3751 (option #5) By email at WFScustomerservice@wellsfargo.com

Tamboran Resources Corporation ARBN 672 879 024 Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia
+61 2 8330 6626	www.tamboran.com

The shares of common stock are being offered and will be sold pursuant to an effective shelf registration statement on file with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended.

About Tamboran

Tamboran Resources Corporation (NYSE/ASX: TBN) is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. You should keep in mind the risk factors and other cautionary statements in the filings made by Tamboran with the SEC, which are available to the public. Tamboran undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Investor enquiries:

Chris Morbey, Vice President – Investor Relations and Corporate Development

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com

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